Exhibit 99.6

Via Edgar Correspondence

February 14, 2025

Dave Edgar

Chris Dietz

Edwin Kim

Jan Woo

Division of Corporation Finance

Office of Technology

U.S. Securities and Exchange Commission

Washington, D.C. 20549

Re:	JAJI Global Incorporation
Amendment No. 1 to Registration Statement on Form F-1 Filed January 15, 2025 File No. 333-262367 Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Dear Ladies and Gentlemen:

The undersigned, JAJI Global Incorporation, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s registration statement on Form F-1, as amended, initially filed on June 18, 2024 (the “Registration Statement”) relating to a proposed initial public offering and listing of the Company’s ordinary shares in the United States.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, as of December 31, 2023 and 2022, and for each of the two fiscal years ended December 31, 2023 and 2022, and unaudited interim consolidated financial statements as of June 30, 2024, and for each of the six-month periods ended June 30, 2024 and 2023.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1. The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2. Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3. The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2024 will be available prior to April 15, 2025.

4. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

/s/ Tsun Yu (Bryan) Lam
Mr. Tsun Yu (Bryan) Lam
Chief Executive Officer